Exhibit 99.1

Investor Contact: Will James Vice President – Corporate Development & Investor Relations will.james@mrcpvf.com P: 832-308-2847

Announcement

MRC Global Inc. Announces Fourth Quarter and Full Year 2011 Financial Results

Houston, TX – March 1, 2012: MRC Global Inc. (MRC or the Company), the largest global distributor of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors based on sales, today announced its fourth quarter and full year 2011 financial results.

For the fourth quarter of 2011, the Company generated sales of $1.306 billion, up 26.2% from sales of $1.035 billion in the fourth quarter of 2010. For the year ended December 31, 2011, sales increased 25.7% to $4.832 billion from $3.846 billion during the year ended December 31, 2010. These increases were primarily due to the continued strengthening in MRC’s upstream and midstream sectors, which improved activity levels have driven, primarily in the oil and natural gas shale regions.

Gross margin was $187.4 million (14.3% of sales) in the fourth quarter of 2011, compared with $134.4 million (13.0% of sales) in the fourth quarter of 2010. Gross margin for the year ended December 31, 2011 was $708.2 million (14.7% of sales), compared to $518.1 million (13.5% of sales) for 2010.

Commenting on the Company’s results, Andrew R. Lane, chairman, president and chief executive officer, stated, “Demand for our products and services remained strong in the fourth quarter, as evidenced by our $1.306 billion in sales and our 26% year-over-year growth. Our year-over-year fourth quarter profitability improved as we focused on our higher margin products and as a result of our inventory rebalancing efforts.”

For the fourth quarter of 2011, selling, general and administrative expenses (SG&A) increased $21.1 million compared to the same quarter in 2010. For the year ended December 31, 2011, SG&A expenses increased $61.9 million over 2010. These increases are attributable primarily to an increase in variable personnel expenses and the inclusion of expenses from the June 2011 acquisition of MRC SPF in Australia.

The Company generated operating income of $49.9 million in the fourth quarter of 2011 compared to $18.1 million for the fourth quarter of 2010. For the year ended December 31, 2011, the Company generated operating income of $194.6 million, compared to operating income of $66.4 million for 2010, an increase of $128.2 million.

The Company’s net income for the fourth quarter of 2011 was $3.6 million, compared to a net loss of $13.5 million for the fourth quarter of 2010. For the year ended December 31, 2011 the Company’s net income was $29.0 million, compared to a net loss of $51.8 million for 2010. The net income in the fourth quarter was negatively impacted by a $28 million pre tax LIFO charge and an abnormally high income tax rate resulting from certain discrete fourth quarter items.

Adjusted EBITDA was $100.3 million for fourth quarter of 2011, compared to $56.7 million for the same period in 2010. Adjusted EBITDA was $360.5 million for the year ended December 31, 2011, compared to $224.2 million during 2010. The increase in Adjusted EBITDA was due primarily to an increase in sales volume and gross margin, offset partially by our increased operating expenses. See the table attached hereto for a reconciliation of Adjusted EBITDA to net income and net loss.

The Company’s net working capital at December 31, 2011 was $1.075 billion, compared to $843 million at December 31, 2010. The current year increase is the result of higher revenue levels requiring greater working capital. These working capital additions are reflected in the cash used by operations for the year ended December 31, 2011 which was $103 million.

On February 29, 2012, the board of directors and our shareholders approved a two-for-one reverse stock split which reduced the number of shares by one half. All numbers in this document have been updated to reflect this stock split.

Mr. Lane continued, “We are very pleased with the overall financial results of 2011 and significant improvement over 2010. The 26% revenue growth to $4.832 billion, the 60% improvement in adjusted EBITDA to $360.5 million, and the $29 million in net income were major accomplishments in this turnaround year for MRC. On December 21, 2011, we announced that we had entered into an agreement to acquire the operations and assets of OneSteel Piping Systems. We expect to close on this acquisition in early March 2012, subject to the fulfillment of usual and ordinary closing conditions. After closing, MRC will have Australia’s largest full line product offering including carbon steel, stainless steel and alloy pipe, valves, fittings and flanges to serve both maintenance, repair and operations (MRO) and project needs of our key customers throughout Australia in oil and gas, mining and mineral processing.”

About MRC Global Inc.

Headquartered in Houston, Texas, MRC is the largest global distributor of pipe, valves and fittings (PVF) and related products and services to the energy and industrial sectors, based on sales, and supplies these products and services across each of the upstream, midstream and downstream markets.

Safe Harbor Statement

During a public investor call to discuss the results set forth in this announcement, we may make forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act, as amended, including, for example, statements about the Company’s business strategy, its industry, its future profitability, growth in the Company’s various markets, activity remaining strong in the fourth quarter of 2011, and the Company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions. These forward-looking statements are not guarantees of future performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These risks and uncertainties include, among other things: decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; our ability to compete successfully with other companies in our industry; the risk that manufacturers of the products we distribute will sell a substantial amount of goods directly to end users in the industries we serve; unexpected supply shortages; cost increases by our suppliers; our lack of long-term contracts with most of our suppliers; increases in customer, manufacturer and distributor inventory levels; suppliers’ price reductions of products that we sell, which could cause the value of our inventory to decline; decreases in steel prices, which could significantly lower our profit; increases in steel prices, which we may be unable to pass along to our customers, which could significantly lower our profit; our lack of long-term contracts with many of our customers and our lack of contracts with customers that require minimum purchase volumes; changes in our customer and product mix; risks related to our customers’ credit; the potential adverse effects associated with integrating acquisitions into our business and whether these acquisitions will yield their intended benefits; the success of our acquisition strategies; our significant indebtedness; the dependence on our subsidiaries for cash to meet our debt obligations; changes in our credit profile; a decline in demand for certain of the products we distribute if import restrictions on these products are lifted; environmental, health and safety laws and regulations; the sufficiency of our insurance policies to cover losses, including liabilities arising from litigation; product liability claims against us; pending or future asbestos-related claims against us; the potential loss of key personnel; interruption in the proper functioning of our information systems; loss of third-party transportation providers; potential inability to obtain necessary capital; risks related to adverse weather events or natural disasters; impairment of our goodwill or other intangible assets; changes in tax laws or adverse positions taken by taxing authorities in the countries in which we operate; and adverse changes in political or economic conditions in the countries in which we operate. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the Company’s website, www.mrcpvf.com.

Undue reliance should not be placed on the Company’s forward-looking statements. Although forward-looking statements reflect the Company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

MRC Global Inc.

Condensed Consolidated Balance Sheet (Unaudited)

(Dollars in thousands)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash	$46,127	$56,202
Accounts receivables, net	791,280	596,404
Inventories, net	899,064	765,367
Income taxes receivable	—	32,593
Other current assets	11,437	10,209

Total current assets	1,747,908	1,460,775

Other assets:
Debt issuance costs, net	25,818	32,211
Assets held for sale	—	12,722
Other assets	13,394	14,212

	39,212	59,145
Fixed Assets:
Property, plant and equipment, net	107,430	104,725

Intangible assets:
Goodwill	561,270	549,384
Other intangible assets, net	771,867	817,165

	1,333,137	1,366,549

	$3,227,687	$2,991,194

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$479,584	$426,632
Accrued expenses and other liabilities	108,973	102,807
Income taxes payable	11,950	—
Deferred revenue	4,450	18,140
Deferred income taxes	68,210	70,636

Total current liabilities	673,167	618,215

Long-term obligations:
Long-term debt, net	1,526,740	1,360,241
Deferred income taxes	288,985	303,083
Other liabilities	17,933	19,897

	1,833,658	1,683,221

Stockholders’ equity	720,862	689,758

	$3,227,687	$2,991,194

MRC Global Inc.

Condensed Consolidated Statement of Operations (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Sales	$1,306,369	$1,034,894	$4,832,423	$3,845,536
Cost of sales	1,119,007	900,459	4,124,271	3,327,434

Gross margin	187,362	134,435	708,152	518,102

Selling, general and administrative expenses	137,469	116,380	513,563	451,680

Operating income	49,893	18,055	194,589	66,422

Other income (expense):
Interest expense	(34,472)	(34,934)	(136,844)	(139,641)
Write off of debt issuance costs	—	—	(9,450)	—
Change in fair value of derivative instruments	1,784	1,744	7,044	(4,926)
Other, net	188	203	429	2,968

	(32,500)	(32,987)	(138,821)	(141,599)

Income (loss) before income taxes	17,393	(14,932)	55,768	(75,177)
Income tax expense (benefit)	13,832	(1,388)	26,784	(23,353)

Net income (loss)	$3,561	$(13,544)	$28,984	$(51,824)

Effective tax rate	79.5%	9.3%	48.0%	31.1%

Basic income (loss) per common share	$0.04	$(0.16)	$0.34	$(0.61)
Diluted income (loss) per common share	$0.04	$(0.16)	$0.34	$(0.61)
Weighted-average common shares, basic	84,419	84,392	84,417	84,384
Weighted-average common shares, diluted	84,741	84,392	84,655	84,384
Dividends per common share	$—	$—	$—	$—

MRC Global Inc.

Condensed Consolidated Statement of Cash Flows (Unaudited)

(Dollars in thousands)

	Year Ended
	December 31,	December 31,
	2011	2010
Operating activities
Net income (loss)	$28,984	$(51,824)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operations:
Depreciation and amortization expense	17,046	16,579
Amortization of intangibles	50,652	53,852
Equity-based compensation expense	8,385	3,744
Deferred income tax (benefit) expense	(16,362)	2,673
Amortization of debt issuance costs	10,456	11,800
Write off of debt issuance costs	9,450	—
Increase in LIFO reserve	73,703	74,557
Change in fair value of derivative instruments	(7,044)	4,926
Hedge termination	—	(25,038)
Provision for uncollectible accounts	433	(2,042)
Write-down of inventory	—	362
Nonoperating losses and other items not using cash	4,025	260
Changes in operating assets and liabilities:
Accounts receivable	(177,744)	(83,648)
Inventories	(182,173)	27,098
Income taxes	45,333	(12,278)
Other current assets	(35)	1,249
Accounts payable	36,550	85,074
Deferred revenue	(13,642)	1,071
Accrued expenses and other current liabilities	9,086	4,293

Net cash (used in) provided by operations	(102,897)	112,708

Investing activities
Purchases of property, plant and equipment	(18,056)	(14,307)
Proceeds from the disposition of property, plant and equipment	3,087	3,054
Acquisitions, net of cash acquired of $2,036 and $781 for 2011 and 2010, respectively	(39,865)	(12,393)
Proceeds from the sale of assets held for sale	10,594	4,060
Other investment and notes receivable transactions	(3,795)	3,351

Net cash used in investing activities	(48,035)	(16,235)

Financing activities
Net proceeds (payments) on/from revolving credit facilities	150,428	(141,899)
Proceeds from issuance of senior secured notes	—	47,897
Debt issuance costs paid	(9,836)	(4,386)
Proceeds from exercise of stock options	3	—
Cash equity contributions	—	200

Net cash provided by (used in) financing activities	140,595	(98,188)

Decrease in cash	(10,337)	(1,715)
Effect of foreign exchange rate on cash	262	1,673
Cash - beginning of period	56,202	56,244

Cash - end of period	$46,127	$56,202

MRC Global Inc.

Supplemental Information (Unaudited)

Calculation of Adjusted EBITDA

(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Net income (loss)	$3.6	$(13.5)	$29.0	$(51.8)
Income tax expense (benefit)	13.8	(1.4)	26.8	(23.4)
Interest expense	34.5	34.9	136.8	139.6
Write off of debt issuance costs	—	—	9.5	—
Depreciation and amortization	4.2	4.4	17.0	16.6
Amortization of intangibles	12.9	12.9	50.7	53.9
Increase in LIFO reserve	27.7	17.8	73.7	74.6
Change in fair value of derivative instruments	(1.8)	(1.7)	(7.0)	4.9
Share based compensation expense	2.1	1.3	8.4	3.7
Legal and consulting expenses	3.8	1.5	9.9	4.2
Joint venture termination	—	—	1.7	—
Other non-cash (income) expense (1)	(0.5)	0.5	4.0	1.9

Adjusted EBITDA	$100.3	$56.7	$360.5	$224.2

(1)	Other non-cash (income) expenses include transaction-related expenses, pre-acquisition EBITDA of MRC SPF, and other items added back to net income pursuant to our ABL credit facility.

Note to above:

Adjusted EBITDA consists of net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and other non-recurring, non-cash charges (such as gains/losses on the early extinguishment of debt, changes in the fair value of derivative instruments and goodwill impairment), and plus or minus the impact of our LIFO costing methodology. The Company has included Adjusted EBITDA as a supplemental disclosure because we believe Adjusted EBITDA is an important measure under its North American asset-based revolving credit facility and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.

Adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Our Adjusted EBITDA may not be comparable to similar measures that other companies report because other companies may not calculate Adjusted EBITDA in the same manner as we do. Although we use Adjusted EBITDA as a measure to assess the operating performance of our business, Adjusted EBITDA has significant limitations as an analytical tool because it excludes certain material costs. For example, it does not include interest expense, which has been a significant element of our costs. Because we use capital assets, depreciation expense is a significant element of our costs and impacts our ability to generate revenue. In addition, the omission of the amortization expense associated with our intangible assets further limits the usefulness of this measure. Adjusted EBITDA also does not include the payment of certain taxes, which is also a significant element of our operations. Furthermore, Adjusted EBITDA does not account for our LIFO inventory costing methodology, and therefore, to the extent that recently purchased inventory accounts for a relatively large portion of our sales, Adjusted EBITDA may overstate our operating performance. Because Adjusted EBITDA does not account for certain expenses, its utility as a measure of our operating performance has material limitations. Because of these limitations, management does not view Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance.